As filed with the Securities and Exchange Commission on October 4, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Salesforce, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Salesforce Tower
415 Mission Street, 3rd Fl
Delaware	San Francisco, California 94105	94-3320693
(State or Other Jurisdiction of	(Address of Principal Executive Offices Including Zip	(I.R.S. Employer
Incorporation or Organization)	Code)	Identification No.)

TENYX, INC. 2021 EQUITY INCENTIVE PLAN
(Full Title of the Plans)

Sabastian Niles
President and Chief Legal Officer	Copies to:
Salesforce, Inc.	Ronald O. Mueller, Esq.
Salesforce Tower	Gibson, Dunn & Crutcher LLP
415 Mission Street, 3rd Fl	1050 Connecticut Avenue, N.W.
San Francisco, California 94105	Washington, D.C. 20036-5306

(Name and Address of Agent For Service)

(415) 901-7000
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the

Securities Act.	☐

SALESFORCE, INC.
REGISTRATION STATEMENT ON FORM S-8
This Registration Statement on Form S-8 is being filed by Salesforce, Inc. (the “Company” or the “Registrant”) to register 16,713 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s assumption of the Tenyx, Inc. 2021 Equity Incentive Plan (the “Plan”) and outstanding awards thereunder. In addition, this Registration Statement registers the resale of up to 7,707 shares of Common Stock held by the Selling Stockholders named herein that were issued prior to the filing of this Registration Statement in connection with the Registrant’s acquisition of Tenyx, Inc. in exchange for restricted stock of Tenyx, Inc. previously issued pursuant to restricted stock awards granted under the Plan and the exercise of stock options granted under the Plan.
This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the Selling Stockholders named herein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

PROSPECTUS
7,707 SHARES
SALESFORCE, INC.
COMMON STOCK
This prospectus relates to 7,707 shares (the “Shares”) of the Common Stock, par value $0.001 per share (the “Common Stock”) of Salesforce, Inc. (“Salesforce” or the “Company”) which may be offered from time to time by the Selling Stockholders, named herein, for such Selling Stockholders’ own account. We will not receive any proceeds from any sale of Common Stock offered pursuant to this prospectus.
The Selling Stockholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. For a description of the various methods by which the Selling Stockholders may offer and sell the Shares described in this prospectus, see the section entitled “Plan of Distribution.”
Our common stock is listed on the New York Stock Exchange under the symbol “CRM.” On September 30, 2024, the closing price of our Common Stock was $273.71.
Investing in our Common Stock involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “Commission”) incorporated by reference herein and the applicable prospectus supplement.
Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 4, 2024

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

THE COMPANY
Salesforce is a global leader in customer relationship management technology that brings companies and customers together. Founded in 1999, we enable companies of every size and industry to connect with their customers through the power of data, AI, CRM and trust.
Salesforce’s AI-powered Customer 360 platform unites sales, service, marketing, commerce and IT teams by connecting customer data across systems, apps and devices to create a complete view of customers. With this single source of customer truth, teams can be more responsive, productive and efficient and deliver intelligent, personalized and automated experiences across every channel.
Our Customer 360 service offerings are designed to be flexible, scalable and easy to use. They can generally be configured easily, deployed rapidly and integrated with other platforms and enterprise applications. We sell to businesses worldwide, primarily on a subscription basis, through our direct sales efforts and also indirectly through partners. We also enable third parties to use our platform and developer tools to create additional functionality and new applications that run on our platform, which are sold separately from, or in conjunction with, our service offerings.
Salesforce is committed to a core set of values: trust, customer success, innovation, equality and sustainability. Foremost among these is trust, which is the foundation for everything we do. Our customers trust our technology to deliver the highest levels of security, privacy, performance, compliance and availability at scale. Customer success is at the core of our business and we align the entire company around our customers’ needs to promote their success and show our value. We believe in continuous innovation, enabling our customers to access the latest technology advances so they can innovate and stay ahead in their industries. Equality is a core tenet of how we run our business. We value the equality of every individual at our company and in our communities. We believe that creating a diverse workplace that reflects the communities we serve and fostering an inclusive culture where everyone feels seen, heard and valued makes us a better company. Finally, we believe the world is in a climate crisis and that sustainability, including bold climate action, is the only way forward. We are committed to ambitious climate leadership solutions, and we're bringing the full power of Salesforce to help organizations achieve net zero emissions.
We believe that our values create value, and the business of business is to make the world a better place for all of our stakeholders, including stockholders, customers, employees, partners, the planet and the communities in which we work and live. Salesforce is committed to giving back to our communities, closing the inequality gap and helping businesses grow while protecting the environment for future generations. We believe we have a broad responsibility to society, and we aspire to create a framework for the ethical and humane use of technology that not only drives the success of our customers, but also upholds the basic human rights of every individual. We are committed to transparent environmental, social and governance disclosures and maintaining programs that support the success of these initiatives.
We were incorporated in Delaware in February 1999. Our principal executive offices are located in San Francisco, California. Our principal address is Salesforce Tower, 415 Mission St, 3rd Floor, San Francisco, California 94105, and our primary website address is www.salesforce.com. Information on or accessible through our Internet website is not a part of this prospectus.
When used in this prospectus, the terms “the Company,” “Salesforce,” “issuer,” “we,” “our,” and “us” refer to Salesforce, Inc. and its consolidated subsidiaries, unless otherwise specified.
USE OF PROCEEDS
The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the account of the Selling Stockholders. We will not receive any of the proceeds from any sale of shares by the Selling Stockholders.
SELLING STOCKHOLDERS
The Common Stock being registered by this prospectus consists of 7,707 shares that are currently held by the individuals listed (the “Selling Stockholders”), and were issued to the Selling Stockholders pursuant to an Agreement and Plan of Merger dated September 3, 2024 entered into in connection with our acquisition of Tenyx, Inc. and in exchange for restricted stock of Tenyx, Inc. previously issued to the Selling Stockholders pursuant to the grant of restricted stock awards and the early exercise of stock options granted under the Tenyx, Inc. 2021 Equity Incentive Plan (the “Plan”).
We are registering these shares to permit the Selling Stockholders to resell these shares when each deems appropriate. The Selling Stockholders may resell all, a portion, or none of the shares, at any time and from time to time. The Selling

Stockholders may also sell, transfer or otherwise dispose of some or all of the shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). We do not know when or in what amounts the Selling Stockholders may offer the shares of Common Stock for sale under this prospectus. The Selling Stockholders each hold less than 5% of our outstanding Common Stock and are not affiliates of the Company.
The following table sets forth: (i) the name of each Selling Stockholder; (ii) the number and percentage of shares of our Common Stock that the Selling Stockholder beneficially owned as of September 13, 2024 prior to the offering for resale of the shares under this prospectus; (iii) the number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholder under this prospectus; and (iv) the number and percentage of shares of our Common Stock to be beneficially owned by the Selling Stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Stockholder).

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering			Number of Shares Being Registered for Resale	Number of Shares Beneficially Owned After the Offering
	Number		Percent		Number		Percent
Ali Ziaei	1,586	(1)	*	1,586	0		*
Angela Howard	768	(2)	*	768	0		*
Chien-Wei Lin	913	(3)	*	913	0		*
Damjan Kalajdzievski	768	(4)	*	768	0		*
Vittorio Perera	1,469	(5)	*	1,469	0		*
Romain Cosentino	1,392	(6)	*	1,175	217	(7)	*
John Andrew Weissenberger	1,028	(8)	*	1,028	0		*

*	Less than 1%
(1)	Represents 1,586 shares of restricted stock of Tenyx, Inc. acquired in connection with a grant of restricted stock awarded under the Plan that was assumed by and converted into shares of the Company’s Common Stock in connection with the Company’s acquisition of Tenyx, Inc.
(2)	Represents 768 shares of restricted stock of Tenyx, Inc. acquired in connection with the early exercise of stock options awarded under the Plan that were assumed by and converted into shares of the Company’s Common Stock in connection with the Company’s acquisition of Tenyx, Inc.
(3)	Represents 913 shares of restricted stock of Tenyx, Inc. acquired in connection with the early exercise of stock options awarded under the Plan that were assumed by and converted into shares of the Company’s Common Stock in connection with the Company’s acquisition of Tenyx, Inc.
(4)	Represents 768 shares of restricted stock of Tenyx, Inc. acquired in connection with the early exercise of stock options awarded under the Plan that were assumed by and converted into shares of the Company’s Common Stock in connection with the Company’s acquisition of Tenyx, Inc.
(5)	Represents 1,469 shares of restricted stock of Tenyx, Inc. acquired in connection with the early exercise of stock options awarded under the Plan that were assumed by and converted into shares of the Company’s Common Stock in connection with the Company’s acquisition of Tenyx, Inc.
(6)	Includes (i) 1,175 shares of restricted stock of Tenyx, Inc. acquired in connection with the early exercise of stock options awarded under the Plan that were assumed by and converted into shares of the Company’s Common Stock in connection with the Company’s acquisition of Tenyx, Inc. and (ii) 217 shares issuable upon the exercise of options vesting within 60 days of September 13, 2024.
(7)	Represents 217 shares issuable upon the exercise of options vesting within 60 days of September 13, 2024.
(8)	Represents 1,028 shares of restricted stock of Tenyx, Inc. acquired in connection with the early exercise of stock options awarded under the Plan that were assumed by and converted into shares of the Company’s Common Stock in connection with the Company’s acquisition of Tenyx, Inc.
PLAN OF DISTRIBUTION
The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale and sell all or a portion of each individual’s shares issued in connection with our acquisition of Tenyx, Inc. The Selling Stockholders may sell the shares of Common Stock registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Stockholders can presently estimate the amount of this compensation.
The Common Stock offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Common Stock may be then-listed.
The aggregate proceeds to each Selling Stockholder from the sale of the shares will be the purchase price of the Common Stock less discounts and commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the shares by the Selling Stockholders.
The Selling Stockholders and any broker-dealers or agents that participate in the sale of the shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If a Selling Stockholder is an “underwriter” under the Securities Act, the Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act.
Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.
There can be no assurance that the Selling Stockholders will sell any or all of the securities offered by them hereby.
LEGAL MATTERS
We are being represented by Gibson, Dunn & Crutcher LLP, who will pass upon the validity of the shares being offered by this prospectus.
EXPERTS
The consolidated financial statements of the Company appearing in the Company’s Annual Report (Form 10-K) for the year ended January 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information regarding its public facilities. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at http://www.sec.gov.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement until the end of any offerings under this prospectus:
1.The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024, filed with the Commission on March 6, 2024;
2.The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the Commission on May 16, 2024;

3.The Company’s Quarterly Reports on Form 10-Q for the quarter ended April 30, 2024 and July 31, 2024, filed with the Commission on May 30, 2024 and August 29, 2024, respectively.
4.All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above (other than portions of these documents not deemed to be filed); and
5.The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on June 21, 2004 (Commission File No. 001-32224), as updated by Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed on March 8, 2023, together with any amendment or report filed for the purpose of updating such description.
We are only incorporating certain portions of our definitive proxy statement on Schedule 14A for our 2024 annual meeting of stockholders as described above and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, we may file or furnish with the Commission, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.
This prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our common stock.
Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:
Salesforce, Inc.
Salesforce Tower
415 Mission Street, 3rd Fl
San Francisco, California 94105
(415) 901-7000
Attn: Corporate Secretary
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information
The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2.    Registrant Information and Employee Plan Annual Information
The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The document(s) containing the information specified in this Part I, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act, and are available upon written request to: Corporate Secretary, Salesforce Tower, 415 Mission Street, 3rd Floor, San Francisco, California 94105, (415) 901-7000.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Company incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold (such documents, and the documents listed below, being hereinafter referred to as “Incorporated Documents”):
1.The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024, filed with the Commission on March 6, 2024;
2.The information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended January 31, 2024 from our definitive proxy statement on Schedule 14A, filed with the Commission on May 16, 2024;
3.The Company’s Quarterly Reports on Form 10-Q for the quarter ended April 30, 2024 and July 31, 2024, filed with the Commission on May 30, 2024 and August 29, 2024, respectively.
4.All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above (other than portions of these documents not deemed to be filed); and
5.The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A filed with the Commission on June 21, 2004 (Commission File No. 001-32224), as updated by Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed on March 8, 2023, together with any amendment or report filed for the purpose of updating such description.
The Company is only incorporating certain portions of its definitive proxy statement on Schedule 14A for its 2024 annual meeting of stockholders as described above and is not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D, that, in either case, the Company may file or furnish with the Commission, unless otherwise specified in such current report or in such form. The documents listed above or subsequently filed by the

Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.
Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Not applicable.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to a corporation or its stockholders for monetary damages for breach or alleged breach of the director’s “duty of care.” While this statute does not change the directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director’s duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors and officers to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.
Section 145 of the General Corporation Law of the State of Delaware allows for the indemnification of officers, directors, employees and agents of a corporation. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary under Delaware law. The Company’s Bylaws also empower the Company to enter into indemnification agreements with its directors and officers and require it to purchase insurance to the extent reasonably available on behalf of any person whom it is required or permitted to indemnify. The Company has entered into agreements with its directors and its executive officers that require the Company to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an executive officer of the Company or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company intends to enter into indemnification agreements with any new directors and executive officers in the future.
Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
Item 7.    Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Salesforce, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on July 1, 2024).

4.2	Amended and Restated Bylaws of Salesforce, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 16, 2022).

4.3*	Tenyx, Inc. 2021 Equity Incentive Plan.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (contained on signature page).

107.1*	Filing Fee Table.
*Filed herewith.
Item 9.    Undertakings.
1.The undersigned Registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;
(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2.The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 4th day of October, 2024.

Salesforce, Inc.

By:	/s/ Sabastian Niles
Name:	Sabastian Niles
Title:	President and Chief Legal Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Marc Benioff, Amy Weaver, Sundeep Reddy, Sabastian Niles and Sarah Dods, and each of them severally, as his or her attorney-in-fact to date and file with the Securities and Exchange Commission this Registration Statement on Form S-8, and to sign, date and file any and all amendments and post-effective amendments to this Registration Statement, in each case on his or her behalf, in any and all capacities stated below, as appropriate, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, and generally to do all such things on their behalf in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

Signature	Title	Date

/s/ Marc Benioff	Chair of the Board and Chief Executive Officer (Principal Executive Officer)	October 4, 2024
Marc Benioff

/s/ Amy Weaver	President and Chief Financial Officer (Principal Financial Officer)	October 4, 2024
Amy Weaver

/s/ Sundeep Reddy	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 4, 2024
Sundeep Reddy

/s/ Laura Alber	Director	October 4, 2024
Laura Alber

/s/ Craig Conway	Director	October 4, 2024
Craig Conway

/s/ Arnold Donald	Director	October 4, 2024
Arnold Donald

/s/ Parker Harris	Director, Co-Founder and CTO, Slack	October 4, 2024
Parker Harris

/s/ Neelie Kroes	Director	October 4, 2024
Neelie Kroes

/s/ Sachin Mehra	Director	October 4, 2024
Sachin Mehra

/s/ Mason Morfit	Director	October 4, 2024
Mason Morfit

/s/ Oscar Munoz	Director	October 4, 2024

Oscar Munoz

/s/ John V. Roos	Director	October 4, 2024
John V. Roos

/s/ Robin L. Washington	Director	October 4, 2024
Robin L. Washington

/s/ Maynard Webb	Director	October 4, 2024
Maynard Webb